FOR IMMEDIATE RELEASE	January 23, 2025

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FOURTH QUARTER AND FULL YEAR OF 2024

Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“we”, “our”, or the "Company”) today reported results for the fourth quarter and full year of 2024.
Fourth Quarter 2024 Summary1
•Net income of $16.3 million, or $0.78 per diluted common share.
◦Return on average assets of 1.03%.
◦Net interest margin (tax equivalent) was 3.43%;2 Core net interest margin expanded 85 bps to 3.26%.2
◦Efficiency ratio improved to 59.06%2 from 70.32%2 in the linked quarter.
•Noninterest bearing deposits and core deposits increased 3.7% and 2.3%, respectively.
•Classified loan ratio improved 54 bps to 2.57%; nonperforming assets ratio remained stable at 0.40%; net charge-off ratio was 0.06%.
•Common equity tier 1 ("CET1") ratio improved 82 bps to 10.73%.

Full Year 2024 Summary1
•Noninterest bearing deposits and core deposits increased 6.1% and 3.9%, respectively.
•Investment services and trust activities revenue increased 15.9% to $14.2 million.
•CET1 ratio improved 114 bps to 10.73%.
•Classified loan ratio improved 150 bps to 2.57%; nonperforming assets ratio improved 7 bps to 0.40%; net charge-off ratio was 0.07%.
•Completed a common equity capital raise, resulting in net proceeds to the Company of $118.6 million to facilitate a balance sheet repositioning.

CEO Commentary
Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, “We are pleased with our fourth quarter results which highlight the successful execution of our balance sheet repositioning, as well as the continued momentum of our strategic initiatives. Return on average assets eclipsed the 1.0% threshold, driven by significant expansion of our net interest margin, thus net interest income. Our core deposit franchise expanded, with noninterest bearing deposits increasing for the second consecutive quarter, reflecting our Treasury Management initiatives and strong branch network. Our Wealth Management focus, including our Investment Services and Private Wealth teams, continues to bear fruit as revenue increased 16% year-over-year. In addition, asset quality metrics improved from the third quarter, as the classified loans ratio improved 54 bps and the charge-off ratio was only 0.06%."
Mr. Reeves continued, "2024 was an outstanding year of transformation and execution for MidWestOne. As we enter 2025, we are well positioned to become a consistent, high performing organization for the benefit of our stakeholders.”

1 Fourth Quarter Summary compares to the third quarter of 2024 (the "linked quarter") unless noted. Full Year 2024 Summary compares to the full year 2023 unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

	As of or for the quarter ended			Year Ended
(Dollars in thousands, except per share amounts and as noted)	December 31,	September 30,	December 31,	December 31,	December 31,
	2024	2024	2023	2024	2023
Financial Results
Revenue	$59,775	$(92,867)	$36,421	$69,290	$162,595
Credit loss expense	1,291	1,535	1,768	8,782	5,849
Noninterest expense	37,372	35,798	32,131	144,496	131,913
Net income (loss)	16,330	(95,707)	2,730	(60,289)	20,859
Adjusted earnings(3)	16,112	9,141	7,265	37,954	35,311
Per Common Share
Diluted earnings (loss) per share	$0.78	$(6.05)	$0.17	$(3.54)	$1.33
Adjusted earnings per share(3)	0.77	0.58	0.46	2.23	2.25
Book value	26.94	27.06	33.41	26.94	33.41
Tangible book value(3)	22.37	22.43	27.90	22.37	27.90
Balance Sheet & Credit Quality
Loans In millions	$4,315.6	$4,328.8	$4,126.9	$4,315.6	$4,126.9
Investment securities In millions	1,328.4	1,623.1	1,870.3	1,328.4	1,870.3
Deposits In millions	5,478.0	5,368.7	5,395.7	5,478.0	5,395.7
Net loan charge-offs In millions	0.7	1.7	2.1	3.1	3.7
Allowance for credit losses ratio	1.28%	1.25%	1.25%	1.28%	1.25%
Selected Ratios
Return on average assets	1.03%	(5.78)%	0.17%	(0.92)%	0.32%
Net interest margin, tax equivalent(3)	3.43%	2.51%	2.22%	2.66%	2.46%
Return on average equity	11.53%	(69.05)%	2.12%	(11.08)%	4.12%
Return on average tangible equity(3)	14.80%	(82.78)%	3.57%	(12.45)%	6.14%
Efficiency ratio(3)	59.06%	70.32%	70.16%	63.44%	67.28%
REVENUE REVIEW

Revenue				Change	Change
				4Q24 vs	4Q24 vs
(Dollars in thousands)	4Q24	3Q24	4Q23	3Q24	4Q23
Net interest income	$48,938	$37,521	$32,559	30%	50%
Noninterest income (loss)	10,837	(130,388)	3,862	n/m	181%
Total revenue, net of interest expense	$59,775	$(92,867)	$36,421	n/m	64%
(n/m) - Not meaningful
Total revenue for the fourth quarter of 2024 increased $152.6 million from the third quarter of 2024 and increased $23.4 million compared to the fourth quarter of 2023, due to higher net interest income and higher noninterest income. Excluding the pre-tax securities loss of $140.4 million that was recorded in the third quarter of 2024 in connection with balance sheet repositioning efforts, total revenue increased $12.3 million from the linked quarter.
Net interest income of $48.9 million for the fourth quarter of 2024 increased $11.4 million from the third quarter of 2024, due to higher earning asset yields and lower funding volumes and costs, partially offset by lower earning asset volumes. When compared to the fourth quarter of 2023, net interest income increased $16.4 million, due to higher earning asset yields and lower funding volumes and costs, partially offset by lower earning asset volumes.
The Company's tax equivalent net interest margin was 3.43%3 in the fourth quarter of 2024, compared to 2.51%3 in the third quarter of 2024, driven by higher earning asset yields and lower funding costs. Total earning assets yield during the fourth quarter of 2024 increased 60 bps from the third quarter of 2024 due primarily to an increase of 171 bps in total investment securities yields. Funding costs during the fourth quarter of 2024 decreased 35 bps to 2.52%, due to reductions of 43 bps, 23 bps and 17 bps in long-term debt, short-term borrowings and interest bearing deposit costs, to 6.48%, 4.53% and 2.41%, respectively, from the third quarter of 2024.
The Company's tax equivalent net interest margin was 3.43%3 in the fourth quarter of 2024, compared to 2.22%3 in the fourth quarter of 2023, driven by higher earning asset yields and lower funding costs. Total earning assets yield increased 106 bps from the fourth quarter of 2023, primarily due to increases of 172 bps and 52 bps in total investment securities and loan yields, respectively. Funding costs decreased 13 bps to 2.52%, due to short-term
3 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

borrowing costs of 4.53% and long-term debt costs of 6.48%, which decreased 38 bps and 31 bps, respectively, from the fourth quarter of 2023.

Noninterest Income (Loss)				Change	Change
				4Q24 vs	4Q24 vs
(In thousands)	4Q24	3Q24	4Q23	3Q24	4Q23
Investment services and trust activities	$3,779	$3,410	$3,193	11%	18%
Service charges and fees	2,159	2,170	2,148	(1)%	1%
Card revenue	1,833	1,935	1,802	(5)%	2%
Loan revenue	1,841	760	909	142%	103%
Bank-owned life insurance	719	879	656	(18)%	10%
Investment securities gains (losses), net	161	(140,182)	(5,696)	n/m	n/m
Other	345	640	850	(46)%	(59)%
Total noninterest income (loss)	$10,837	$(130,388)	$3,862	n/m	181%

MSR adjustment (included above in Loan revenue)	$164	$(1,026)	$(105)	(116)%	(256)%
(n/m) - Not meaningful
Noninterest income for the fourth quarter of 2024 increased $141.2 million from the linked quarter, due primarily to the securities impairment of $140.4 million recognized in the linked quarter related to the Company's balance sheet repositioning, and increases of $1.1 million and $0.4 million in loan revenue and investment services and trust activities revenue, respectively. The increase in loan revenue stemmed from a favorable quarter-over-quarter change in the fair value of our mortgage servicing rights. The increase in investment services and trust activities revenue was driven by growth in assets under administration and transaction fees. Partially offsetting these increases in noninterest income was a decrease of $0.3 million in other revenue.
Noninterest income for the fourth quarter of 2024 increased $7.0 million from the fourth quarter of 2023, primarily due to an increases of $5.9 million, $0.9 million and $0.6 million in investment securities gains (losses), net, loan revenue, and investment services and trust activities revenue, respectively. The increase in investment securities gains (losses), net stemmed primarily from a balance sheet repositioning loss recognized in the fourth quarter of 2023. The increase in loan revenue was driven by an increase of $0.6 million in SBA gain on sale, coupled with a favorable year-over-year change in the fair value of our mortgage servicing rights. The increase in investment services and trust activities revenue was driven by growth in assets under administration and transaction fees. Partially offsetting these increases in noninterest income was a decrease of $0.5 million in other revenue, due primarily to a $0.3 million decline in swap origination fee income.
EXPENSE REVIEW

Noninterest Expense				Change	Change
				4Q24 vs	4Q24 vs
(In thousands)	4Q24	3Q24	4Q23	3Q24	4Q23
Compensation and employee benefits	$20,684	$19,943	$17,859	4%	16%
Occupancy expense of premises, net	2,772	2,443	2,309	13%	20%
Equipment	2,688	2,486	2,466	8%	9%
Legal and professional	2,534	2,261	2,269	12%	12%
Data processing	1,719	1,580	1,411	9%	22%
Marketing	793	619	700	28%	13%
Amortization of intangibles	1,449	1,470	1,441	(1)%	1%
FDIC insurance	980	923	900	6%	9%
Communications	154	159	183	(3)%	(16)%
Foreclosed assets, net	56	330	45	(83)%	24%
Other	3,543	3,584	2,548	(1)%	39%
Total noninterest expense	$37,372	$35,798	$32,131	4%	16%

Merger-related Expenses

(In thousands)	4Q24	3Q24	4Q23
Equipment	$21	$—	$—
Legal and professional	—	127	180
Data processing	10	—	—
Marketing	—	—	38
Other	—	6	27
Total merger-related expenses	$31	$133	$245
Noninterest expense for the fourth quarter of 2024 increased $1.6 million from the linked quarter, primarily due to increases in compensation and employee benefits and occupancy expense of premises, net, which increased $0.7 million and $0.3 million, respectively. The increase in compensation and employee benefits was primarily due to a $0.6 million increase in medical benefit expense compared to the linked quarter, as well as an increase in incentives and commissions. The increase in occupancy expense of premises, net was primarily driven by elevated property tax expense and building maintenance expense.
Noninterest expense for the fourth quarter of 2024 increased $5.2 million from the fourth quarter of 2023. The largest contributors to the increase in noninterest expense were compensation and employee benefits, other expense, and occupancy expense of premises, net, which increased $2.8 million, $1.0 million, and $0.5 million, respectively. The increase in compensation and employee benefits expense was primarily driven by an increase in headcount, annual compensation adjustments, incentive expense due to improved performance, and medical benefit expense. The increase in other expense was driven by an increase of $1.0 million in customer deposit expense. The increase in occupancy expense of premises, net was primarily driven by higher property tax expense, partially offset by a reduction in building rental expense, which stemmed from the sale of our Florida banking operations and the consolidation of our legacy Denver branch.
The Company's effective tax rate was 22.7% in the fourth quarter of 2024, compared to 26.5% in the linked quarter. The decrease in the effective tax rate reflected the impact of the investment security impairments that were recorded in the third quarter of 2024 related to the balance sheet repositioning. The effective income tax rate for the full year 2025 is expected to be 22-24%.
BALANCE SHEET REVIEW
Total assets were $6.24 billion at December 31, 2024, compared to $6.55 billion at September 30, 2024 and $6.43 billion at December 31, 2023. The decrease from September 30, 2024 was primarily driven by lower securities balances due to the sale of securities, with the proceeds from the sale being used to pay-off Bank Term Funding Program ("BTFP") borrowings and purchase higher yielding securities, as part of balance sheet repositioning efforts. Compared to December 31, 2023, the decrease was primarily driven by the sale of assets associated with our Florida banking operations and lower securities balances due to balance sheet repositioning transactions, partially offset by the assets acquired in the Denver Bankshares, Inc ("DNVB") acquisition, as well as higher cash and loan balances.

Loans Held for Investment	December 31, 2024		September 30, 2024		December 31, 2023
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,126,813	26.1%	$1,149,758	26.6%	$1,075,003	26.0%
Agricultural	119,051	2.8	112,696	2.6	118,414	2.9
Commercial real estate
Construction and development	324,896	7.5	386,920	8.9	323,195	7.8
Farmland	182,460	4.2	182,164	4.2	184,955	4.5
Multifamily	423,157	9.8	409,544	9.5	383,178	9.3
Other	1,414,168	32.7	1,353,513	31.2	1,333,982	32.4
Total commercial real estate	2,344,681	54.2	2,332,141	53.8	2,225,310	54.0
Residential real estate
One-to-four family first liens	477,150	11.1	485,210	11.2	459,798	11.1
One-to-four family junior liens	179,232	4.2	176,827	4.1	180,639	4.4
Total residential real estate	656,382	15.3	662,037	15.3	640,437	15.5
Consumer	68,700	1.6	72,124	1.7	67,783	1.6
Loans held for investment, net of unearned income	$4,315,627	100.0%	$4,328,756	100.0%	$4,126,947	100.0%

Total commitments to extend credit	$1,080,737		$1,149,815		$1,210,796
Loans held for investment, net of unearned income, remained stable, reflecting a slight decrease of $13.1 million, or 0.3%, to $4.32 billion from $4.33 billion at September 30, 2024, primarily due to payoffs during the quarter.
Loans held for investment, net of unearned income, increased $188.7 million, or 4.6%, to $4.32 billion from $4.13 billion at December 31, 2023. The increase from the fourth quarter of 2023 was driven primarily by loans acquired in the DNVB transaction, organic loan growth, and higher line of credit usage. Partially offsetting these identified increases was a decline stemming from the sale of loans associated with our Florida banking operations.

Investment Securities	December 31, 2024		September 30, 2024		December 31, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$1,328,433	100.0%	$1,623,104	100.0%	$795,134	42.5%
Held to maturity	—	—%	—	—%	1,075,190	57.5%
Total investment securities	$1,328,433		$1,623,104		$1,870,324
Investment securities at December 31, 2024 were $1.33 billion, decreasing $294.7 million from September 30, 2024 and $541.9 million from December 31, 2023. The decrease from each prior period stemmed primarily from the sale of debt securities as part of the balance sheet repositioning, as well as principal cash flows received from scheduled payments, calls, and maturities.

Deposits	December 31, 2024		September 30, 2024		December 31, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$951,423	17.4%	$917,715	17.1%	$897,053	16.6%
Interest checking deposits	1,258,191	22.9	1,230,605	23.0	1,320,435	24.5
Money market deposits	1,053,988	19.2	1,038,575	19.3	1,105,493	20.5
Savings deposits	820,549	15.0	768,298	14.3	650,655	12.1
Time deposits of $250 and under	826,793	15.1	844,298	15.7	752,214	13.9
Total core deposits	4,910,944	89.6	4,799,491	89.4	4,725,850	87.6
Brokered time deposits	200,000	3.7	200,000	3.7	221,039	4.1
Time deposits over $250	367,038	6.7	369,236	6.9	448,784	8.3
Total deposits	$5,477,982	100.0%	$5,368,727	100.0%	$5,395,673	100.0%
Total deposits increased $109.3 million, or 2.0%, to $5.48 billion, from $5.37 billion at September 30, 2024. Core deposits increased $111.5 million, while noninterest bearing deposits increased $33.7 million from September 30, 2024. Total deposits increased $82.3 million, or 1.5%, from $5.40 billion at December 31, 2023, primarily due to $224.2 million of deposits assumed in the DNVB acquisition, partially offset by $133.3 million of deposits divested as part of the sale of our Florida banking operations and a decline of $21.0 million in brokered deposits.

Borrowed Funds	December 31, 2024		September 30, 2024		December 31, 2023
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$3,186	2.7%	$410,630	78.1%	$300,264	70.9%
Long-term debt	113,376	97.3%	115,051	21.9%	123,296	29.1%
Total borrowed funds	$116,562		$525,681		$423,560

Borrowed funds were $116.6 million at December 31, 2024, a decrease of $409.1 million from September 30, 2024 and a decrease of $307.0 million from December 31, 2023. The decrease compared to the linked quarter was primarily due to the payoff of BTFP borrowings. The decrease compared to December 31, 2023 was primarily due to the pay-off of BTFP borrowings, coupled with lower overnight borrowings from the Federal Home Loan Bank and scheduled payments on long-term debt.

Capital	December 31,	September 30,	December 31,
(Dollars in thousands)	2024 (1)	2024	2023
Total shareholders' equity	$559,696	$562,238	$524,378
Accumulated other comprehensive loss	(72,762)	(58,842)	(64,899)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	9.15%	8.78%	8.58%
Common equity tier 1 capital to risk-weighted assets ratio	10.73%	9.91%	9.59%
Tier 1 capital to risk-weighted assets ratio	11.59%	10.70%	10.38%
Total capital to risk-weighted assets ratio	14.07%	12.96%	12.53%
MidWestOne Bank
Tier 1 leverage to average assets ratio	10.12%	9.69%	9.39%
Common equity tier 1 capital to risk-weighted assets ratio	12.86%	11.83%	11.54%
Tier 1 capital to risk-weighted assets ratio	12.86%	11.83%	11.54%
Total capital to risk-weighted assets ratio	14.02%	12.88%	12.49%
(1) Regulatory capital ratios for December 31, 2024 are preliminary
Total shareholders' equity at December 31, 2024 decreased $2.5 million from September 30, 2024, driven primarily by an increase in accumulated other comprehensive loss, partially offset by an increase in retained earnings. Total shareholders' equity at December 31, 2024 increased $35.3 million from December 31, 2023, primarily due to increases in common stock and additional paid-in-capital stemming from the common equity capital raise in the third quarter of 2024, partially offset by a decrease in retained earnings and an increase in accumulated other comprehensive loss.
On January 22, 2025, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable March 17, 2025, to shareholders of record at the close of business on March 3, 2025.
No common shares were repurchased by the Company during the period September 30, 2024 through December 31, 2024 or for the subsequent period through January 23, 2025. The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares. As of December 31, 2024, $15.0 million remained available under this program.

CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2024	2024	2023
Credit loss expense related to loans	$1,891	$1,835	$1,968
Net charge-offs	691	1,735	2,068
Allowance for credit losses	55,200	54,000	51,500
Pass	$4,056,361	$4,016,683	$3,846,012
Special Mention	148,462	177,241	113,029
Classified	110,804	134,832	167,906
Loans greater than 30 days past due and accruing	$9,378	$11,940	$10,778
Nonperforming loans	$21,847	$21,954	$26,359
Nonperforming assets	25,184	25,537	30,288
Net charge-off ratio(1)	0.06%	0.16%	0.20%
Classified loans ratio(2)	2.57%	3.11%	4.07%
Nonperforming loans ratio(3)	0.51%	0.51%	0.64%
Nonperforming assets ratio(4)	0.40%	0.39%	0.47%
Allowance for credit losses ratio(5)	1.28%	1.25%	1.25%
Allowance for credit losses to nonaccrual loans ratio(6)	254.32%	260.84%	198.91%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(5) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(6)Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Nonperforming loans and nonperforming assets ratios remained stable at 0.51% and 0.40%, respectively, compared to the linked quarter, while the classified loans ratio improved 54 bps to 2.57%. In addition, special mention loan balances decreased $28.8 million, or 16%. When compared to the same period of the prior year, the nonperforming loans and nonperforming asset ratios decreased 13 bps and 7 bps, respectively, while the classified loan ratio improved 150 bps. Special mention loan balances increased $35.4 million, or 31%. The net charge-off ratio decreased 10 bps from the linked quarter and 14 bps from the same period in the prior year.
As of December 31, 2024, the allowance for credit losses was $55.2 million and the allowance for credit losses ratio was 1.28%, compared with $54.0 million and 1.25%, respectively, at September 30, 2024. Credit loss expense of $1.3 million in the fourth quarter of 2024 reflected additional reserve primarily related to additions to nonperforming loans, offset by a reduction of $0.6 million in the reserve for unfunded loan commitments.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at September 30, 2024	$20,702	$1,252	$21,954
Loans placed on nonaccrual or 90+ days past due & still accruing	9,824	312	10,136
Proceeds related to repayment or sale	(7,802)	(65)	(7,867)
Charge-offs	(1,003)	(273)	(1,276)
Transfers to foreclosed assets	(16)	—	(16)
Transfer to nonaccrual	—	(1,084)	(1,084)
Balance at December 31, 2024	$21,705	$142	$21,847

CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, January 24, 2025. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=edad992a&confId=75837. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 135335 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until April 24, 2025 by calling 1-866-813-9403 and using the replay access code of 395859. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the risks of mergers or branch sales (including the sale of our Florida banking operations and the acquisition of DNVB), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (2) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of changing inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (3) the effects of changes in interest rates, including on our net income and the value of our securities portfolio; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) the economic impacts on the Company and its customers of climate change, natural disasters and exceptional weather occurrences, such as: tornadoes, floods and blizzards; (8) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, including changes in interpretation or prioritization, and any changes in response to the failures of other banks; (9) the ability to attract and retain key executives and employees experienced in banking and financial services; (10) the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio; (11) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (12) credit risks and risks from concentrations (by type of borrower, collateral, geographic area and by industry) within our loan portfolio; (13) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (14) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (15) volatility of rate-sensitive deposits; (16) operational risks, including data processing system failures or fraud; (17) asset/liability matching risks and liquidity risks; (18) the costs, effects and outcomes of existing or future litigation or other legal proceedings and regulatory actions; (19) changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (20) new or revised accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (21) war or terrorist activities, including ongoing conflicts in the Middle East and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (22) the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (23) the imposition of tariffs or other domestic or international governmental policies impacting the value of products produced by our borrowers; (24) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company's cost of funds; (25) the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; (26) changes in the business and economic conditions generally and in the financial services industry, and the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in prior bank failures; and (27) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2024	2024	2024	2024	2023
ASSETS
Cash and due from banks	$71,803	$72,173	$66,228	$68,430	$76,237
Interest earning deposits in banks	133,092	129,695	35,340	29,328	5,479
Federal funds sold	—	—	—	4	11
Total cash and cash equivalents	204,895	201,868	101,568	97,762	81,727
Debt securities available for sale at fair value	1,328,433	1,623,104	771,034	797,230	795,134
Held to maturity securities at amortized cost	—	—	1,053,080	1,064,939	1,075,190
Total securities	1,328,433	1,623,104	1,824,114	1,862,169	1,870,324
Loans held for sale	749	3,283	2,850	2,329	1,045
Gross loans held for investment	4,328,413	4,344,559	4,304,619	4,433,258	4,138,352
Unearned income, net	(12,786)	(15,803)	(17,387)	(18,612)	(11,405)
Loans held for investment, net of unearned income	4,315,627	4,328,756	4,287,232	4,414,646	4,126,947
Allowance for credit losses	(55,200)	(54,000)	(53,900)	(55,900)	(51,500)
Total loans held for investment, net	4,260,427	4,274,756	4,233,332	4,358,746	4,075,447
Premises and equipment, net	90,851	90,750	91,793	95,986	85,742
Goodwill	69,788	69,788	69,388	71,118	62,477
Other intangible assets, net	25,019	26,469	27,939	29,531	24,069
Foreclosed assets, net	3,337	3,583	6,053	3,897	3,929
Other assets	252,830	258,881	224,621	226,477	222,780
Total assets	$6,236,329	$6,552,482	$6,581,658	$6,748,015	$6,427,540
LIABILITIES
Noninterest bearing deposits	$951,423	$917,715	$882,472	$920,764	$897,053
Interest bearing deposits	4,526,559	4,451,012	4,529,947	4,664,472	4,498,620
Total deposits	5,477,982	5,368,727	5,412,419	5,585,236	5,395,673
Short-term borrowings	3,186	410,630	414,684	422,988	300,264
Long-term debt	113,376	115,051	114,839	122,066	123,296
Other liabilities	82,089	95,836	96,430	89,685	83,929
Total liabilities	5,676,633	5,990,244	6,038,372	6,219,975	5,903,162
SHAREHOLDERS' EQUITY
Common stock	21,580	21,580	16,581	16,581	16,581
Additional paid-in capital	414,987	414,965	300,831	300,845	302,157
Retained earnings	217,776	206,490	306,030	294,066	294,784
Treasury stock	(21,885)	(21,955)	(22,021)	(22,648)	(24,245)
Accumulated other comprehensive loss	(72,762)	(58,842)	(58,135)	(60,804)	(64,899)
Total shareholders' equity	559,696	562,238	543,286	528,040	524,378
Total liabilities and shareholders' equity	$6,236,329	$6,552,482	$6,581,658	$6,748,015	$6,427,540

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2024	2024	2024	2024	2023	2024	2023
Interest income
Loans, including fees	$62,458	$62,521	$61,643	$57,947	$54,093	$244,569	$202,179
Taxable investment securities	11,320	8,779	9,228	9,460	9,274	38,787	38,978
Tax-exempt investment securities	728	1,611	1,663	1,710	1,789	5,712	7,540
Other	3,761	785	242	418	230	5,206	916
Total interest income	78,267	73,696	72,776	69,535	65,386	294,274	249,613
Interest expense
Deposits	27,324	29,117	28,942	27,726	27,200	113,109	85,764
Short-term borrowings	115	5,043	5,409	4,975	3,496	15,542	11,119
Long-term debt	1,890	2,015	2,078	2,103	2,131	8,086	8,558
Total interest expense	29,329	36,175	36,429	34,804	32,827	136,737	105,441
Net interest income	48,938	37,521	36,347	34,731	32,559	157,537	144,172
Credit loss expense	1,291	1,535	1,267	4,689	1,768	8,782	5,849
Net interest income after credit loss expense	47,647	35,986	35,080	30,042	30,791	148,755	138,323
Noninterest income
Investment services and trust activities	3,779	3,410	3,504	3,503	3,193	14,196	12,249
Service charges and fees	2,159	2,170	2,156	2,144	2,148	8,629	8,349
Card revenue	1,833	1,935	1,907	1,943	1,802	7,618	7,214
Loan revenue	1,841	760	1,525	856	909	4,982	4,700
Bank-owned life insurance	719	879	668	660	656	2,926	2,500
Investment securities gains (losses), net	161	(140,182)	33	36	(5,696)	(139,952)	(18,789)
Other	345	640	11,761	608	850	13,354	2,200
Total noninterest income (loss)	10,837	(130,388)	21,554	9,750	3,862	(88,247)	18,423
Noninterest expense
Compensation and employee benefits	20,684	19,943	20,985	20,930	17,859	82,542	76,410
Occupancy expense of premises, net	2,772	2,443	2,435	2,813	2,309	10,463	10,034
Equipment	2,688	2,486	2,530	2,600	2,466	10,304	9,195
Legal and professional	2,534	2,261	2,253	2,059	2,269	9,107	7,365
Data processing	1,719	1,580	1,645	1,360	1,411	6,304	5,799
Marketing	793	619	636	598	700	2,646	3,610
Amortization of intangibles	1,449	1,470	1,593	1,637	1,441	6,149	6,247
FDIC insurance	980	923	1,051	942	900	3,896	3,294
Communications	154	159	191	196	183	700	910
Foreclosed assets, net	56	330	138	358	45	882	13
Other	3,543	3,584	2,304	2,072	2,548	11,503	9,036
Total noninterest expense	37,372	35,798	35,761	35,565	32,131	144,496	131,913
Income (loss) before income tax expense	21,112	(130,200)	20,873	4,227	2,522	(83,988)	24,833
Income tax expense (benefit)	4,782	(34,493)	5,054	958	(208)	(23,699)	3,974
Net income (loss)	$16,330	$(95,707)	$15,819	$3,269	$2,730	$(60,289)	$20,859

Earnings (loss) per common share
Basic	$0.79	$(6.05)	$1.00	$0.21	$0.17	$(3.54)	$1.33
Diluted	$0.78	$(6.05)	$1.00	$0.21	$0.17	$(3.54)	$1.33
Weighted average basic common shares outstanding	20,776	15,829	15,763	15,723	15,693	17,030	15,678
Weighted average diluted common shares outstanding	20,851	15,829	15,781	15,774	15,756	17,030	15,725
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2425	$0.2425	$0.9700	$0.9700

MIDWESTONE FINANCIAL GROUP, INC.
FINANCIAL STATISTICS

	As of or for the Three Months Ended			As of or for the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2024	2024	2023	2024	2023
Earnings:
Net interest income	$48,938	$37,521	$32,559	$157,537	$144,172
Noninterest income (loss)	10,837	(130,388)	3,862	(88,247)	18,423
Total revenue, net of interest expense	59,775	(92,867)	36,421	69,290	162,595
Credit loss expense	1,291	1,535	1,768	8,782	5,849
Noninterest expense	37,372	35,798	32,131	144,496	131,913
Income (loss) before income tax expense	21,112	(130,200)	2,522	(83,988)	24,833
Income tax expense (benefit)	4,782	(34,493)	(208)	(23,699)	3,974
Net income (loss)	$16,330	$(95,707)	$2,730	$(60,289)	$20,859
Adjusted earnings(1)	$16,112	$9,141	$7,265	$37,954	$35,311
Per Share Data:
Diluted earnings (loss)	$0.78	$(6.05)	$0.17	$(3.54)	$1.33
Adjusted earnings(1)	0.77	0.58	0.46	2.23	2.25
Book value	26.94	27.06	33.41	26.94	33.41
Tangible book value(1)	22.37	22.43	27.90	22.37	27.90
Ending Balance Sheet:
Total assets	$6,236,329	$6,552,482	$6,427,540	$6,236,329	$6,427,540
Loans held for investment, net of unearned income	4,315,627	4,328,756	4,126,947	4,315,627	4,126,947
Total securities	1,328,433	1,623,104	1,870,324	1,328,433	1,870,324
Total deposits	5,477,982	5,368,727	5,395,673	5,477,982	5,395,673
Short-term borrowings	3,186	410,630	300,264	3,186	300,264
Long-term debt	113,376	115,051	123,296	113,376	123,296
Total shareholders' equity	559,696	562,238	524,378	559,696	524,378
Average Balance Sheet:
Average total assets	$6,279,975	$6,583,404	$6,459,705	$6,552,420	$6,475,360
Average total loans	4,307,583	4,311,693	4,080,243	4,334,163	3,993,389
Average total deposits	5,464,900	5,402,634	5,443,323	5,465,718	5,455,609
Financial Ratios:
Return on average assets	1.03%	(5.78)%	0.17%	(0.92)%	0.32%
Return on average equity	11.53%	(69.05)%	2.12%	(11.08)%	4.12%
Return on average tangible equity(1)	14.80%	(82.78)%	3.57%	(12.45)%	6.14%
Efficiency ratio(1)	59.06%	70.32%	70.16%	63.44%	67.28%
Net interest margin, tax equivalent(1)	3.43%	2.51%	2.22%	2.66%	2.46%
Loans to deposits ratio	78.78%	80.63%	76.49%	78.78%	76.49%
CET1 Ratio	10.73%	9.91%	9.59%	10.73%	9.59%
Common equity ratio	8.97%	8.58%	8.16%	8.97%	8.16%
Tangible common equity ratio(1)	7.57%	7.22%	6.90%	7.57%	6.90%
Credit Risk Profile:
Total nonperforming loans	$21,847	$21,954	$26,359	$21,847	$26,359
Nonperforming loans ratio	0.51%	0.51%	0.64%	0.51%	0.64%
Total nonperforming assets	$25,184	$25,537	$30,288	$25,184	$30,288
Nonperforming assets ratio	0.40%	0.39%	0.47%	0.40%	0.47%
Net charge-offs	$691	$1,735	$2,068	$3,139	$3,749
Net charge-off ratio	0.06%	0.16%	0.20%	0.07%	0.09%
Allowance for credit losses	$55,200	$54,000	$51,500	$55,200	$51,500
Allowance for credit losses ratio	1.28%	1.25%	1.25%	1.28%	1.25%
Allowance for credit losses to nonaccrual ratio	254.32%	260.84%	198.91%	254.32%	198.91%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,307,583	$63,443	5.86%	$4,311,693	$63,472	5.86%	$4,080,243	$54,939	5.34%
Taxable investment securities	1,080,716	11,320	4.17%	1,489,843	8,779	2.34%	1,593,699	9,274	2.31%
Tax-exempt investment securities (2)(4)	109,183	896	3.26%	313,935	1,976	2.50%	338,243	2,217	2.60%
Total securities held for investment(2)	1,189,899	12,216	4.08%	1,803,778	10,755	2.37%	1,931,942	11,491	2.36%
Other	309,904	3,761	4.83%	52,054	785	6.00%	22,937	230	3.98%
Total interest earning assets(2)	$5,807,386	$79,420	5.44%	$6,167,525	$75,012	4.84%	$6,035,122	$66,660	4.38%
Other assets	472,589			415,879			424,583
Total assets	$6,279,975			$6,583,404			$6,459,705
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,252,481	$2,205	0.70%	$1,243,327	$3,041	0.97%	$1,305,759	$2,991	0.91%
Money market deposits	1,046,571	7,197	2.74%	1,047,081	7,758	2.95%	1,103,637	7,954	2.86%
Savings deposits	799,931	3,158	1.57%	761,922	3,128	1.63%	639,766	1,493	0.93%
Time deposits	1,410,542	14,764	4.16%	1,430,723	15,190	4.22%	1,463,498	14,762	4.00%
Total interest bearing deposits	4,509,525	27,324	2.41%	4,483,053	29,117	2.58%	4,512,660	27,200	2.39%
Securities sold under agreements to repurchase	3,640	8	0.87%	5,812	12	0.82%	8,661	17	0.78%
Other short-term borrowings	6,465	107	6.58%	415,961	5,031	4.81%	273,963	3,479	5.04%
Total short-term borrowings	10,105	115	4.53%	421,773	5,043	4.76%	282,624	3,496	4.91%
Long-term debt	116,018	1,890	6.48%	116,032	2,015	6.91%	124,495	2,131	6.79%
Total borrowed funds	126,123	2,005	6.32%	537,805	7,058	5.22%	407,119	5,627	5.48%
Total interest bearing liabilities	$4,635,648	$29,329	2.52%	$5,020,858	$36,175	2.87%	$4,919,779	$32,827	2.65%
Noninterest bearing deposits	955,375			919,581			930,663
Other liabilities	125,536			91,551			98,027
Shareholders’ equity	563,416			551,414			511,236
Total liabilities and shareholders’ equity	$6,279,975			$6,583,404			$6,459,705
Net interest income(2)		$50,091			$38,837			$33,833
Net interest spread(2)			2.92%			1.97%			1.73%
Net interest margin(2)			3.43%			2.51%			2.22%

Total deposits(5)	$5,464,900	$27,324	1.99%	$5,402,634	$29,117	2.14%	$5,443,323	$27,200	1.98%
Cost of funds(6)			2.09%			2.42%			2.23%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $456 thousand, $378 thousand, and $207 thousand for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively. Loan purchase discount accretion was $2.5 million, $1.4 million, and $0.8 million for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively. Tax equivalent adjustments were $985 thousand, $951 thousand, and $846 thousand for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $168 thousand, $365 thousand, and $428 thousand for the three months ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Year Ended
	December 31, 2024			December 31, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,334,163	$248,409	5.73%	$3,993,389	$205,189	5.14%
Taxable investment securities	1,411,411	38,787	2.75%	1,684,360	38,978	2.31%
Tax-exempt investment securities (2)(4)	268,175	7,028	2.62%	355,454	9,353	2.63%
Total securities held for investment(2)	1,679,586	45,815	2.73%	2,039,814	48,331	2.37%
Other	103,679	5,206	5.02%	22,791	916	4.02%
Total interest earning assets(2)	$6,117,428	$299,430	4.89%	$6,055,994	$254,436	4.20%
Other assets	434,992			419,366
Total assets	$6,552,420			$6,475,360
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,273,518	$11,281	0.89%	$1,398,538	$8,990	0.64%
Money market deposits	1,067,109	30,841	2.89%	1,037,123	23,924	2.31%
Savings deposits	748,868	11,006	1.47%	624,990	2,802	0.45%
Time deposits	1,439,697	59,981	4.17%	1,443,770	50,048	3.47%
Total interest bearing deposits	4,529,192	113,109	2.50%	4,504,421	85,764	1.90%
Securities sold under agreements to repurchase	5,019	41	0.82%	94,563	975	1.03%
Other short-term borrowings	318,037	15,501	4.87%	199,530	10,144	5.08%
Total short-term borrowings	323,056	15,542	4.81%	294,093	11,119	3.78%
Long-term debt	118,877	8,086	6.80%	131,137	8,558	6.53%
Total borrowed funds	441,933	23,628	5.35%	425,230	19,677	4.63%
Total interest bearing liabilities	$4,971,125	$136,737	2.75%	$4,929,651	$105,441	2.14%
Noninterest bearing deposits	936,526			951,188
Other liabilities	100,607			88,770
Shareholders’ equity	544,162			505,751
Total liabilities and shareholders’ equity	$6,552,420			$6,475,360
Net interest income(2)		$162,693			$148,995
Net interest spread(2)			2.14%			2.06%
Net interest margin(2)			2.66%			2.46%

Total deposits(5)	$5,465,718	$113,109	2.07%	$5,455,609	$85,764	1.57%
Cost of funds(6)			2.31%			1.79%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $1.4 million and $522 thousand for the year ended December 31, 2024 and December 31, 2023, respectively. Loan purchase discount accretion was $6.3 million and $3.7 million for the year ended December 31, 2024 and December 31, 2023, respectively. Tax equivalent adjustments were $3.8 million and $3.0 million for the year ended December 31, 2024 and December 31, 2023, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $1.3 million and $1.8 million for the year ended December 31, 2024 and December 31, 2023, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted earnings and adjusted earnings per share. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2024	2024	2024	2024	2023
Total shareholders’ equity	$559,696	$562,238	$543,286	$528,040	$524,378
Intangible assets, net	(94,807)	(96,257)	(97,327)	(100,649)	(86,546)
Tangible common equity	$464,889	$465,981	$445,959	$427,391	$437,832

Total assets	$6,236,329	$6,552,482	$6,581,658	$6,748,015	$6,427,540
Intangible assets, net	(94,807)	(96,257)	(97,327)	(100,649)	(86,546)
Tangible assets	$6,141,522	$6,456,225	$6,484,331	$6,647,366	$6,340,994

Book value per share	$26.94	$27.06	$34.44	$33.53	$33.41
Tangible book value per share(1)	$22.37	$22.43	$28.27	$27.14	$27.90
Shares outstanding	20,777,485	20,774,919	15,773,468	15,750,471	15,694,306

Common equity ratio	8.97%	8.58%	8.25%	7.83%	8.16%
Tangible common equity ratio(2)	7.57%	7.22%	6.88%	6.43%	6.90%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended			Year Ended
Return on Average Tangible Equity	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net income (loss)	$16,330	$(95,707)	$2,730	$(60,289)	$20,859
Intangible amortization, net of tax(1)	1,075	1,090	1,081	4,561	4,685
Tangible net income (loss)	$17,405	$(94,617)	$3,811	$(55,728)	$25,544

Average shareholders’ equity	$563,416	$551,414	$511,236	$544,162	$505,751
Average intangible assets, net	(95,498)	(96,706)	(87,258)	(96,699)	(89,539)
Average tangible equity	$467,918	$454,708	$423,978	$447,463	$416,212

Return on average equity	11.53%	(69.05)%	2.12%	(11.08)%	4.12%
Return on average tangible equity(2)	14.80%	(82.78)%	3.57%	(12.45)%	6.14%
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Net interest income	$48,938	$37,521	$32,559	$157,537	$144,172
Tax equivalent adjustments:
Loans(1)	985	951	846	3,840	3,010
Securities(1)	168	365	428	1,316	1,813
Net interest income, tax equivalent	$50,091	$38,837	$33,833	$162,693	$148,995
Loan purchase discount accretion	(2,496)	(1,426)	(765)	(6,335)	(3,729)
Core net interest income	$47,595	$37,411	$33,068	$156,358	$145,266

Net interest margin	3.35%	2.42%	2.14%	2.58%	2.38%
Net interest margin, tax equivalent(2)	3.43%	2.51%	2.22%	2.66%	2.46%
Core net interest margin(3)	3.26%	2.41%	2.17%	2.56%	2.40%
Average interest earning assets	$5,807,386	$6,167,525	$6,035,122	$6,117,428	$6,055,994
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended			Year Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Loan interest income, including fees	$62,458	$62,521	$54,093	$244,569	$202,179
Tax equivalent adjustment(1)	985	951	846	3,840	3,010
Tax equivalent loan interest income	$63,443	$63,472	$54,939	$248,409	$205,189
Loan purchase discount accretion	(2,496)	(1,426)	(765)	(6,335)	(3,729)
Core loan interest income	$60,947	$62,046	$54,174	$242,074	$201,460

Yield on loans	5.77%	5.77%	5.26%	5.64%	5.06%
Yield on loans, tax equivalent(2)	5.86%	5.86%	5.34%	5.73%	5.14%
Core yield on loans(3)	5.63%	5.72%	5.27%	5.59%	5.04%
Average loans	$4,307,583	$4,311,693	$4,080,243	$4,334,163	$3,993,389
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended			Year Ended
Efficiency Ratio	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2024	2024	2023	2024	2023
Total noninterest expense	$37,372	$35,798	$32,131	$144,496	$131,913
Amortization of intangibles	(1,449)	(1,470)	(1,441)	(6,149)	(6,247)
Merger-related expenses	(31)	(133)	(245)	(2,332)	(392)
Noninterest expense used for efficiency ratio	$35,892	$34,195	$30,445	$136,015	$125,274

Net interest income, tax equivalent(1)	$50,091	$38,837	$33,833	$162,693	$148,995
Plus: Noninterest income (loss)	10,837	(130,388)	3,862	(88,247)	18,423
Less: Investment securities gains (losses), net	161	(140,182)	(5,696)	(139,952)	(18,789)
Net revenues used for efficiency ratio	$60,767	$48,631	$43,391	$214,398	$186,207

Efficiency ratio (2)	59.06%	70.32%	70.16%	63.44%	67.28%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended			Year Ended
Adjusted Earnings	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Net income (loss)	$16,330	$(95,707)	$2,730	$(60,289)	$20,859
Less: Investment securities gains (losses), net of tax(1)	119	(103,988)	(4,272)	(103,818)	(14,092)
Less: Mortgage servicing rights gain (loss), net of tax(1)	122	(761)	(79)	(817)	(66)
Plus: Merger-related expenses, net of tax(1)	23	99	184	1,730	294
Less: Gain on branch sale, net of tax(1)	—	—	—	8,122	—
Adjusted earnings	$16,112	$9,141	$7,265	$37,954	$35,311

Weighted average diluted common shares outstanding	20,851	15,829	15,756	17,030	15,725

Earnings (loss) per common share - diluted	$0.78	$(6.05)	$0.17	$(3.54)	$1.33
Adjusted earnings per common share(2)	$0.77	$0.58	$0.46	$2.23	$2.25
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Adjusted earnings divided by weighted average diluted common shares outstanding.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800